Exhibit II

                             to

                        Schedule 13G

                          under the


                Securities Exchange Act of 1934

Pursuant to Rule 13d-1(f)(1) American Express Travel
Related Services Company, Inc. affirms it is individually eligible to use Schedule 13G and agrees that this Schedule is filed on its behalf.


American Express Travel Related
Services Company, Inc.


By:            /s/ Stephan P. Norman
Name:              Stephan P. Norman
Title:             Secretary